UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2016

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Renewal of and Amendments to Advisory Agreement

On April 25, 2016, New York REIT, Inc. (the “Company”), with the approval of its board of directors, entered into an amendment (the “Amendment”) to the Seventh Amended and Restated Advisory Agreement (the “Advisory Agreement”) with its advisor, New York Recovery Advisors, LLC, which renewed the advisory relationship while amending certain provisions relating to the term and termination of the Advisory Agreement. The Amendment provides that the Advisory Agreement will be renewed automatically for successive six-month periods beginning on June 26, 2016, unless terminated automatically upon the consummation of a change of control or upon 60-days’ written notice, without cause and without penalty, prior to the expiration of the original term or any subsequent renewal period.

The Company will file the Amendment with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2016	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President